SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Preliminary proxy statement ☒ Definitive proxy statement ☐ Definitive additional materials ☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

BEA Systems, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BEA SYSTEMS, INC.

Notice of Annual Meeting of Stockholders
To Be Held June 19, 2002

To the Stockholders of BEA Systems, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting (“Annual Meeting”) of stockholders of BEA Systems, Inc., a Delaware corporation (the “Company”), will be held at the Silicon Valley Conference Center, located at 2161 North First Street, San Jose, California, at 3:00 p.m., Pacific Daylight Time, on June 19, 2002, for the following purposes:

1.    ELECTION OF DIRECTORS.    To elect three (3) Class II directors to hold office until the 2005 annual meeting of stockholders or until their successors are elected and qualified.

2.    RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS.    To ratify and approve the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending January 31, 2003.

3.    OTHER BUSINESS.    To transact such other business as may properly come before the Annual Meeting of stockholders and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement (“Proxy Statement”) which is attached hereto and made a part hereof.

The Board of Directors has fixed the close of business on May 1, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the 2002 Annual Meeting of stockholders and any adjournment or postponement thereof.

By	Order of the Board of Directors,

Wi	lliam T. Coleman III
Ch	airman of the Board

San Jose, California
May 22, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, YOU ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. STOCKHOLDERS OF RECORD CAN VOTE THEIR SHARES BY USING THE INTERNET OR THE TELEPHONE. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. STOCKHOLDERS MAY ALSO VOTE THEIR SHARES BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

BEA SYSTEMS, INC.

2315 North First Street
San Jose, California 95131

PROXY STATEMENT

General Information

This proxy statement (“Proxy Statement”) is furnished to the stockholders of BEA Systems, Inc., a Delaware corporation (the “Company”) by the Company in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of proxies in the accompanying form for use in voting at the 2002 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on June 19, 2002, at the Silicon Valley Conference Center, located at 2161 North First Street, San Jose, California at 3:00 p.m., Pacific Daylight Time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Robert F. Donohue, the Company’s Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

This Proxy Statement and the accompanying proxy were first sent by mail to stockholders on or about May 22, 2002. The costs of this solicitation are being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile.

The close of business on May 1, 2002 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock (“Common Stock”) of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 405,812,639 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. For the election of directors, the three candidates receiving a plurality of the votes of shares of Common Stock are elected, provided a quorum is present and voting. The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting, and entitled to vote, shall be required to approve Proposal No. 2, provided a quorum is present.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. However, broker “non-votes” are not deemed to be “votes entitled to vote.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes.

Shares of Common Stock cannot be voted until either a signed proxy card is returned, voting instructions are submitted by using the Internet or by calling a specifically designated telephone number. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Any stockholder may change their vote prior to the meeting by revoking their proxy or by (i) submitting a proxy bearing a later date, (ii) submitting new voting instructions via the Internet, or (iii) calling the specifically designated telephone number.

An automated system administered by ADP-Investor Communication Services (“ADP”) will tabulate votes cast by proxy and a representative of the Company will tabulate votes cast in person at the Annual Meeting.

Electronic Access to Proxy Materials, Annual Report and Voting Electronically Via the Internet

Stockholders who elected to receive the Proxy Statement and annual report over the Internet will be receiving an e-mail on or about May 22, 2002 with information on how to access stockholder information and instructions for voting over the Internet. Stockholders of record may vote via the Internet until 11:59 p.m., Eastern Time, June 18, 2002.

If a stockholder’s shares are registered in the name of a brokerage firm and the stockholder has not elected to receive the Proxy Statement and annual report over the Internet, the stockholder may be eligible to vote shares electronically over the Internet. A large number of brokerage firms are participating in the ADP online program, which provides eligible stockholders who receive a paper copy of the Proxy Statement and annual report the opportunity to vote via the Internet. If a stockholder’s brokerage firm is participating in ADP’s program, the proxy card will provide instructions. If the proxy card does not reference Internet information, please complete and return the proxy card in the self-addressed, postage paid envelope provided.

Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies. Stockholders of record wishing to receive future stockholder materials electronically, can elect this option by following the instructions provided when voting the proxy over the Internet at www.ProxyVote.com.

By choosing to view future proxy statements and annual reports over the Internet, stockholders will receive an e-mail notification next year with instructions containing the Internet address of those materials. The choice to view future proxy statements and annual reports over the Internet will remain in effect until the stockholder contacts their broker or the Company to rescind the instructions. Internet access does not have to be elected each year.

Stockholders who elected to receive this Proxy Statement electronically over the Internet and who would now like to receive a paper copy of this Proxy Statement so that they may submit a paper proxy in lieu of an electronic proxy, should contact their broker or the Company.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors of the Company is currently set at seven. The Board of Directors of the Company is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years.

The Board is currently composed of two Class I directors (Robert L. Joss and Dean O. Morton), three Class II directors (Carol A. Bartz, Alfred S. Chuang and Stewart K.P. Gross), and two Class III directors (William T. Coleman III and William H. Janeway), whose terms will expire upon the election and qualification of directors at the annual meetings of stockholders to be held in 2004, 2002 and 2003, respectively. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring.

The Board has nominated Carol A. Bartz, Alfred S. Chuang and Stewart K.P. Gross as Class II directors, each to serve a three year term until the 2005 annual meeting of stockholders or until the director’s earlier resignation or removal. Each of the nominees has consented, if elected as a Class II director of the Company, to serve until his or her term expires. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

The three nominees for Class II directors receiving a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote shall be elected as directors, provided a quorum is present. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum.

Certain information about Carol A. Bartz, Alfred S. Chuang and Stewart K.P. Gross, the Class II director nominees, is furnished below.

Ms. Bartz has served as a director of the Company since November 1995. From April 1992 to the present, Ms. Bartz has served as the Chairman and Chief Executive Officer of Autodesk, Inc., a software design and digital content company. From 1983 to April 1992, Ms. Bartz served in various positions with Sun Microsystems, Inc., a provider of network computing solutions, the most recent as Vice President of Worldwide Field Operations. Ms. Bartz is a director of Autodesk, Inc., Cisco Systems, Inc. and Network Appliance, Inc. Ms. Bartz holds a B.S. from the University of Wisconsin at Madison.

Mr. Chuang is a founder of the Company and serves as President and director, and since October 2001, Chief Executive Officer. Prior to his current role, Mr. Chuang held various executive roles, including Chief Operating Officer, Executive Vice President of Product Development and Chief Technology Officer. Prior to founding the Company in 1995, Mr. Chuang served in various positions from 1986 to 1994 at Sun Microsystems, Inc., including Chief Technology Officer of Sun Integration Services and Corporate Director of Strategic Systems Development of Sun’s Middleware Group. Mr. Chuang has a B.S. from the University of San Francisco and an M.S. from University of California, Davis.

Mr. Gross has served as a director of the Company since September 1995. Mr. Gross is a Senior Managing Director of Warburg Pincus LLC (“Warburg Pincus”), an investment services firm, and has been employed by Warburg Pincus since 1987. Prior to joining Warburg Pincus, Mr. Gross was employed at Morgan Stanley & Co. Mr. Gross is a director of SkillSoft Corporation and several privately held companies. Mr. Gross has a B.A. from Harvard University and an M.B.A. from Columbia University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES NAMED ABOVE

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Committees and Meetings of the Board of Directors

During the fiscal year ended January 31, 2002, the Board met ten times. The Board has two committees: the Audit Committee and the Compensation Committee. During the fiscal year ended January 31, 2002, each director attended more than 75% of all the meetings of the Board and its committees on which he or she served.

The Audit Committee, which held four meetings during the fiscal year ended January 31, 2002, consists of Mr. Gross, Mr. Joss and Mr. Morton. The Audit Committee is primarily responsible for approving the services performed by the Company’s independent auditors, for reviewing and evaluating the Company’s accounting principles and its systems of internal accounting controls, as well as other matters which may come before it or as directed by the Board.

The Board approved a charter for the Audit Committee in June 2000, a copy of which was attached as Appendix A to the Company’s 2001 proxy statement. The Board has determined that all members of the Audit Committee are “independent” as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

The Compensation Committee, which held three meetings during the fiscal year ended January 31, 2002, consists of Ms. Bartz and Mr. Janeway. The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers, administers the Company’s stock plans and performs such other duties as may from time to time be determined by the Board.

The Board does not have a nominating committee or a committee performing the functions of a nominating committee. While there are no formal procedures for stockholders to recommend nominations, the Board will consider stockholder recommendations. Such recommendations should be addressed to Robert F. Donohue, the Company’s Secretary, at the Company’s principal executive offices.

Compensation of Directors

The Company’s outside directors are reimbursed for expenses incurred in connection with attending Board and committee meetings, but are not compensated for their services as Board members.

In April 2001, the Company adopted a policy for the grant of stock options to the Board of Directors which provide for annual automatic grants of non-qualified stock options, in the amount of 25,000 shares, to continuing non-employee directors. On the date of each fourth quarter Board of Directors meeting, each such continuing incumbent director will automatically be granted a non-qualified option to purchase shares of the Company’s Common Stock. All options granted to such directors will have an exercise price equal to 100% of the fair market value on the date of grant and are fully vested and exercisable on the grant date. On April 5, 2001 and December 21, 2001, Messrs. Morton and Joss and Ms. Bartz each received non-qualified stock option grants for 20,000 and 25,000 shares each of the Company’s Common Stock at an exercise price of $20.9375 and $15.2400 per share, respectively. The option grant dated April 5, 2001 recognized the continued service of such directors for fiscal 2001.

In March 2002, the Company revised its policy for the grant of stock options to the Board of Directors. Under the revised policy, in the first quarter of each fiscal year, each continuing non-employee director will receive a non-qualified stock option grant in the amount of 50,000 shares and will become fully vested at the end of 12 months from the date of grant. Such directors include, Messrs. Morton, Gross, Janeway and Joss and Ms. Bartz. Additionally, the chairpersons of both the Audit Committee and Compensation Committee will receive an additional non-qualified stock option grant in the amount of 10,000 shares each, which will become fully vested at the end of 12 months from the date of grant.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information with respect to the executive officers (“Executive Officers”) and directors of the Company as of April 30, 2002.

Name	Age	Position
William T. Coleman III	54	Chairman of the Board and Chief Strategy Officer

Alfred S. Chuang	40	President, Chief Executive Officer and Director

William M. Klein	45	Chief Financial Officer and Executive Vice President—Administration

Thomas Ashburn	58	President, Worldwide Services

Matthew S. Green	43	President, Worldwide Sales

Tod Nielsen	37	Chief Marketing Officer

Carol A. Bartz (2)	53	Director

Stewart K.P. Gross (1)	42	Director

William H. Janeway (2)	58	Director

Robert L. Joss (1)	60	Director

Dean O. Morton (1)	70	Director

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

Mr. Coleman is a founder of the Company, has served as Chairman of the Board of Directors since the Company’s inception in 1995 and has served as the Company’s Chief Strategy Officer since October 2001. From 1995 to October 2001, Mr. Coleman served as Chief Executive Officer of the Company. Prior to founding the Company, Mr. Coleman was employed by Sun Microsystems, Inc. from 1985 to January 1995, where his last position was Vice President and General Manager of its Sun Integration Division. Mr. Coleman also serves as a director of SkillSoft Corporation. Mr. Coleman holds a B.S. from the Air Force Academy and an M.S. from Stanford University.

Mr. Chuang is a founder of the Company and serves as President and director, and since October 2001, Chief Executive Officer. Prior to his current role, Mr. Chuang held various executive roles, including Chief Operating Officer, Executive Vice President of Product Development and Chief Technology Officer. Prior to founding the Company in 1995, Mr. Chuang served in various positions from 1986 to 1994 at Sun Microsystems, Inc., including Chief Technology Officer of Sun Integration Services and Corporate Director of Strategic Systems Development of Sun’s Middleware Group. Mr. Chuang holds a B.S. from the University of San Francisco and an M.S. from University of California, Davis.

Mr. Klein has been the Chief Financial Officer since January 2000. Prior to joining the Company, Mr. Klein held senior management positions with Hewlett-Packard Corporation from 1986 to 2000, most recently as Vice President and Chief Financial Officer of the Inkjet Imaging Solutions Division. Prior to Hewlett-Packard Corporation, Mr. Klein was a Senior Manager with PricewaterhouseCoopers LLP. Mr. Klein holds a B.S. from California State University, Chico and is a Certified Public Accountant.

Mr. Ashburn has served as President, Worldwide Services for the Company since February 2002. Prior to his current position, Mr. Ashburn served, since August 2001, as an advisor to the Company’s Worldwide Services. Prior to joining the Company, Mr. Ashburn had over 34 years of experience from 1967 to 2001 in various management positions at Hewlett-Packard Corporation, including most recently as Vice President and General Manager, HP Services. Mr. Ashburn also serves as a director of Touch America Holdings, Inc. Mr. Ashburn holds a B.S. from California State University, Long Beach.

Mr. Green has served as President, Worldwide Sales for the Company since May 2001. Prior to his current role, Mr. Green served the Company as a Vice President in several sales and operations positions during 1996 to May 2001, most recently as Vice President of Worldwide Operations. Prior to joining the Company in 1996, Mr. Green had more than 18 years of experience in sales and management positions with such companies as Walker Interactive Systems, a provider of financial application software products, and Unisys Corporation, an information technology services and solutions company. Mr. Green holds a B.S. from California State University, Chico.

Mr. Nielsen joined the Company in August 2001 as Senior Vice President, Developer Programs in connection with the Company’s acquisition of CrossGain Corporation (“CrossGain”), a software development company. Since November 2001, Mr. Nielsen has served as the Company’s Chief Marketing Officer. Prior to joining the Company, Mr. Nielsen was employed by CrossGain from July 2000 to July 2001, where he served as Chief Executive Officer. Prior to his employment with CrossGain, Mr. Nielsen was employed by Microsoft Corporation, from 1988 to July 2000, where he held various management positions, including his most recent positions as Vice President, Platform Group and Vice President, Developer Relations. Mr. Nielsen holds a B.S. from Central Washington University.

Ms. Bartz has served as a director of the Company since November 1995. From April 1992 to the present, Ms. Bartz has served as the Chairman and Chief Executive Officer of Autodesk, Inc. From 1983 to April 1992, Ms. Bartz served in various positions with Sun Microsystems, Inc., the most recent as Vice President of Worldwide Field Operations. Ms. Bartz is a director of Autodesk, Inc., Cisco Systems, Inc. and Network Appliance, Inc. Ms. Bartz holds a B.S. from the University of Wisconsin at Madison.

Mr. Gross has served as a director of the Company since September 1995. Mr. Gross is a Senior Managing Director of Warburg Pincus and has been employed by Warburg Pincus since 1987. Prior to joining Warburg Pincus, Mr. Gross was employed at Morgan Stanley & Co. Mr. Gross is a director of SkillSoft Corporation and several privately held companies. Mr. Gross has a B.A. from Harvard University and an M.B.A. from Columbia University.

Mr. Janeway has served as a director of the Company since September 1995. Mr. Janeway is a Vice Chairman of Warburg Pincus and has been employed by Warburg Pincus since July 1988. Prior to joining Warburg Pincus, Mr. Janeway was Executive Vice President and a director at Eberstadt Fleming Inc. from 1979 to July 1988. Mr. Janeway is a director of Indus International, Inc., Industri-Matematik International Corp., VERITAS Software Corporation and several privately held companies. Mr. Janeway holds a B.A. from Princeton University and a Ph.D. from Cambridge University, where he studied as a Marshall Scholar.

Mr. Joss has served as a director of the Company since February 2000. Since September 1999, Mr. Joss has been the Philip H. Knight professor and the Dean of the Graduate School of Business at Stanford University. From 1993 to 1999, Mr. Joss served as Chief Executive Officer and Managing Director of Westpac Banking Corporation (“Westpac”), Australia’s second largest banking organization. Prior to joining Westpac, Mr. Joss held a variety of positions at Wells Fargo Bank, N.A., a provider of financial services, including Vice Chairman from 1986 to 1993. Mr. Joss is a director of E.piphany, Inc. and Wells Fargo & Company. Mr. Joss holds a B.A. from the University of Washington, and an M.B.A. and a Ph.D. from the Stanford Graduate School of Business.

Mr. Morton has served as a director of the Company since March 1996. Mr. Morton was Executive Vice President, Chief Operating Officer and a director of the Hewlett-Packard Corporation until his retirement in October 1992, where he held various positions since 1960. Mr. Morton is a director of Cepheid Corporation, KLA-Tencor Corporation, Pharsight Corporation, and The Clorox Company. He is a trustee of the Metropolitan Series Fund, State Street Research Group of Funds, and the State Street Research Portfolios, Inc. Mr. Morton holds a B.S. from Kansas State University and an M.B.A. from Harvard University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of April 30, 2002, for (i) each person who is known by the Company to beneficially own more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the named executive officers appearing in the Summary Compensation Table below (the “Named Executive Officers”) and (iv) all directors and Executive Officers as a group.

	Shares Beneficially Owned (1)
Directors, Executive Officers and 5% Stockholders	Number	Percent (2)
FMR Corp. (3)	56,719,251	13.97%
Warburg Pincus Ventures, L.P. (4)	23,539,578	5.80%
William H. Janeway (5)	24,689,015	6.08%
Stewart K.P. Gross (5)	23,860,867	5.88%
William T. Coleman III (6)	9,981,085	2.45%
Alfred S. Chuang (7)	8,188,297	2.01%
Dean O. Morton (8)	1,100,008	*
Carol A. Bartz (9)	729,999	*
William S. Klein (10)	404,236	*
Sam Cece (11)	364,225	*
Matthew S. Green (12)	265,528	*
Robert L. Joss (13)	135,625	*
Tod Nielsen (14)	56,036	*
All Executive Officers and directors as a group (12 persons) (15)	46,117,368	11.22%

*	Less than 1% of the outstanding voting Common Stock.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 30, 2002 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Based on 405,904,459 shares of voting Common Stock outstanding as of April 30, 2002.

(3)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2002, FMR Corp. has sole dispositive power with respect to 56,719,251 shares of the Company’s Common Stock and sole voting power with respect to 744,620 shares of the Company’s Common Stock. The address for FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(4)
The sole general partner of Warburg Pincus Ventures, L.P. (“WPV”) is Warburg Pincus & Co., a New York general partnership (“WP”). WPV is managed by Warburg Pincus. Lionel I. Pincus is the managing partner of WP and the managing member of Warburg Pincus and may be deemed to control both entities. William H. Janeway and Stewart K.P. Gross, both directors of the Company, are general partners of WP and managing directors of Warburg Pincus. The address of the Warburg Pincus entities is 466 Lexington Avenue, New York, NY 10017.

(5)
Included in the shares indicated as owned by Mr. Janeway and Mr. Gross are 23,539,578 shares beneficially owned by WPV and 117,975 shares beneficially owned by WP, which are included because of Mr. Janeway’s and Mr. Gross’ affiliation with WPV and WP. Mr. Janeway and Mr. Gross disclaim beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act.

(6)
Includes a total of 156,700 shares held by the Coleman Family Trust, dated July 12, 1995, of which William T. and Claudia L. Coleman are co-trustees (the “Family Trust”). Also includes 1,150,074 shares subject to options exercisable within 60 days of April 30, 2002. The address for the Family Trust is c/o William T. Coleman III, BEA Systems, Inc., 2315 North First Street, San Jose, California 95131.

(7)
Includes 280,000 shares held by the Courtney Z. Chuang Trust of which Mr. Chuang is the trustee. Also includes 1,927,363 shares subject to options exercisable within 60 days of April 30, 2002. The address for the Courtney Z. Chuang Trust is c/o Alfred S. Chuang, BEA Systems, Inc., 2315 North First Street, San Jose, CA 95131.

(8)	Includes 510,000 shares subject to options exercisable within 60 days of April 30, 2002.

(9)	Includes 240,000 shares subject to options exercisable within 60 days of April 30, 2002. Also includes 16,400 shares held by Ms. Bartz’s spouse, Bill Marr.

(10)	Includes 403,225 shares subject to options exercisable within 60 days of April 30, 2002.

(11)	Includes 309,421 shares subject to options exercisable within 60 days of April 30, 2002.

(12)	Includes 264,641 shares subject to options exercisable within 60 days of April 30, 2002.

(13)	Includes 135,625 shares subject to options exercisable within 60 days of April 30, 2002.

(14)
Includes 224 shares held by the Brittany Nielsen Irrevocable Trust of which Mr. Nielsen is co-trustee. Also includes 44,789 shares subject to options exercisable within 60 days of April 30, 2002. The address for the Brittany Nielsen Irrevocable Trust is c/o Tod Nielsen, BEA Systems, Inc., 2315 North First Street, San Jose, CA 95131.

(15)
Includes 4,985,138 shares subject to options exercisable within 60 days of April 30, 2002. Includes 23,539,578 shares beneficially owned by WPV and 117,975 shares beneficially owned by WP, which are included because of the affiliation of Mr. Janeway and Mr. Gross with WPV and WP. Mr. Janeway and Mr. Gross each disclaim beneficial ownership of such shares.

PROPOSAL NO. 2

RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

Ernst & Young LLP has served as the Company’s independent auditors since the Company’s inception in 1995 and has been appointed by the Board to continue as the Company’s independent auditors for the Company’s fiscal year ending January 31, 2003. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

The Company has been informed by Ernst & Young LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company. During the Company’s fiscal year ended January 31, 2002, the Company incurred the following aggregate fees by Ernst & Young LLP:

Audit Fees.    The aggregate fees billed or expected to be billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the Company’s fiscal year ended January 31, 2002 and the reviews of the financial statements included in the Company’s Forms 10-Q for that fiscal year was $825,228.

Financial Information Systems Design and Implementation Fees.    No fees were billed by Ernst & Young LLP to the Company for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation services).

All Other Fees.    The aggregate fees billed by Ernst & Young LLP to the Company for professional services rendered to the Company other than the Audit Fees and Financial Information Systems Design and Implementation Fees described in the preceding two paragraphs, was $1,998,880. These fees included audit related services of $513,064 and non-audit services of $1,485,816. Audit related services generally include fees for statutory audits, business acquisitions, accounting consultations and Securities and Exchange Commission registration statements.

The Audit Committee considered whether the audit related services and non-audit services are compatible with the principal accountants’ independence and concluded that provision of audit related services and non-audit services are compatible with maintaining the independence of the Company’s independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND
APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2003

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The following table sets forth certain information concerning compensation of (i) each person that served as the Company’s Chief Executive Officer during the last fiscal year of the Company and (ii) the four other most highly compensated Executive Officers of the Company whose aggregate cash compensation exceeded $100,000 during the last fiscal year (collectively, the “Named Executive Officers”).

	Annual Compensation			Long-Term Compensation	All Other Compensation ($)
Name	Fiscal Year (1)	Salary ($)	Bonus and Commission ($) (2)	Securities Underlying Options (#)
William T. Coleman III Chairman of the Board and Chief Strategy Officer	2002 2001 2000	437,500 400,000 300,000	246,890 511,736 321,645	1,300,000 1,001,100 300,000	— — —

Alfred S. Chuang President, Chief Executive Officer and Director	2002 2001 2000	412,500 350,000 280,750	764,109 449,389 213,215	1,750,000 1,100 2,200,000	— — —

William M. Klein (3) Chief Financial Officer and Executive Vice President—Administration	2002 2001 2000	387,500 350,000 8,077	139,913 223,099 200,000	550,000 100 600,000	— — —

Matthew S. Green President, Worldwide Sales	2002 2001 2000	296,438 285,750 179,491	165,928 149,130 152,276	381,000 80,100 520,000	— — —

Sam Cece (4) President, Worldwide Services	2002 2001 2000	291,500 266,000 195,000	143,305 307,936 484,121	381,000 40,100 500,000	— — —

Tod Nielsen (5) Chief Marketing Officer	2002	132,731	36,000	518,226	—

(1)	Compensation reported for fiscal years ending January 31, 2000, January 31, 2001, and January 31, 2002.

(2)	Includes bonus amounts earned in the fiscal year.

(3)	Mr. Klein became an employee of the Company in January 2000.

(4)	Mr. Cece terminated his position as President, Worldwide Services in February 2002.

(5)	Mr. Nielsen became an employee of the Company in August 2001.

Employment Agreements

The Company entered into an employment agreement with Alfred S. Chuang dated September 1, 1999. In connection with the promotion of Mr. Chuang to Chief Executive Officer in October 2001, the Company amended the existing employment agreement with Mr. Chuang as of November 2, 2001. The Company has also entered into an employment agreement, dated November 2, 2001, with Mr. Coleman (Messrs. Chuang and Coleman are referred to below as the “Employee” or “Employees”).

The employment agreements (the Employees’ employment agreements are referred to below as the “Employment Agreements”) provide that Mr. Chuang and Mr. Coleman receive yearly salaries commencing in 2001 of $500,000 each, which amounts are reviewed annually. The Employment Agreements also provide for Messrs. Chuang and Coleman to receive minimum quarterly bonuses of approximately $18,500 and $9,100, respectively. For the fiscal year ending January 31, 2002, the earned base salaries for Mr. Chuang and Mr. Coleman were $412,500 and $437,500, respectively. The Employees are also entitled to participate in any applicable retirement, bonus, insurance, savings or other employee benefit plans adopted by the Company.

The Employment Agreements continue until the earlier of (1) October 1, 2005 or (2) termination of employment by (i) the Board of Directors for cause at any time upon 10 days’ written notice, or without cause upon 10 days’ written notice for Mr. Chuang or 24 hours’ written notice for Mr. Coleman; (ii) by death; (iii) by the Employee for specified good reasons following a change in control of the Company or a similar corporate transaction; (iv) at will by the Employee upon two weeks’ notice; or (v) disability. Upon termination of employment without cause by the Company, or for specified good reasons by the Employee following a change in control of the Company or a similar corporate transaction, the Company has agreed that it will hire the Employee as a consultant until the end of the specified period of employment (or, in the case of Mr. Coleman, for two years after termination by Mr. Coleman for specified good reasons following a change in control or similar corporate transaction). During the period of such consultancy, the Employee is required to be available a maximum of 40 hours per week in return for which he will be entitled to receive a monthly salary, bonus, benefits and vesting of options equal to the amount that he received immediately prior to the termination of employment. Upon termination of employment for cause by the Company, or at will by the Employee, the Company can require the Employee to provide consulting services for a maximum of 40 hours per week until the end of the specified period of employment, during which period the Employee will be paid his monthly salary on a prorated basis. Upon termination by death or disability, the Employee or his estate will, under certain circumstances, receive the Employee’s salary and certain other benefits until the end of the specified period of employment.

The Company has also entered into an agreement providing for the employment of Tod Nielsen, the Company’s Chief Marketing Officer, effective August 1, 2001. The employment agreement provides that Mr. Nielsen shall be paid an annual salary of $240,000. Mr. Nielsen is also entitled to participate in any applicable retirement, bonus, insurance, savings or other employee benefit plans adopted by the Company. If the Company terminates Mr. Nielsen without cause, or Mr. Nielsen terminates his employment for specified good reasons, within two years of his effective date of employment, the Company has agreed (i) to pay Mr. Nielsen a lump sum cash payment equal to twelve months pay at his then current base salary and (ii) to accelerate any unvested stock options that were issued to Mr. Nielsen in connection with the Company’s acquisition of CrossGain as consideration for the vested options and shares of CrossGain previously held by Mr. Nielsen.

Option Grants in Last Fiscal Year

The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended January 31, 2002. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the potential realizable value over the term of the option (the period from the date of grant to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on rates of appreciation specified by the Securities and Exchange Commission, and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.
Name	Individual Grants
	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share) (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term (3)
					5%	10%
William T. Coleman III	300,000 1,000,000	1.26 4.21	20.9375 11.7000	4/5/11 11/2/11	$3,950,244 7,358,067	$10,010,695 18,646,787

Alfred S. Chuang	250,000 1,500,000	1.05 6.31	20.9375 11.7000	4/5/11 11/2/11	3,291,870 11,037,101	8,342,246 27,970,180

William M. Klein	50,000 100,000 400,000	0.21 0.42 1.68	30.1875 20.9375 11.7000	3/19/11 4/5/11 11/2/11	949,238 1,316,748 2,943,227	2,405,555 3,336,898 7,458,715

Matthew S. Green	25,000 30,000 75,000 1,000 250,000	0.11 0.13 0.32 0.00 1.05	30.1875 20.9375 33.2700 40.8800 11.7000	3/19/11 4/5/11 4/16/11 5/2/11 11/2/11	474,619 395,024 1,569,249 25,709 1,839,517	1,202,778 1,001,069 3,976,786 65,152 4,661,697

Sam Cece	25,000 30,000 75,000 1,000 250,000	0.11 0.13 0.32 0.00 1.05	30.1875 20.9375 28.3750 12.9900 11.7000	3/19/11 4/5/11 4/9/11 10/31/11 11/2/11	474,619 395,024 1,338,366 8,169 1,839,517	1,202,778 1,001,069 3,391,683 20,703 4,661,697

Tod Nielsen	318,226 200,000	1.34 0.84	22.5500 11.7000	8/8/11 11/2/11	4,512,946 1,471,613	11,436,690 3,729,357

(1)
Mr. Green’s and Mr. Cece’s 1,000 share option grants which expire May 2, 2011 and October 31, 2011, respectively, become fully vested at the end of 12 months from the date of grant. Of Mr. Nielsen’s 318,226 share option grant which expires August 8, 2011, 150,000 of those options vest over two years at a rate of 50% after the end of each of the first and second years. All other options vest over four years, at a rate of 25% after the end of the first year and 1/48th each month thereafter. All options granted have a 10-year term.

(2)	The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock, at the date the options were granted.

(3)
The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. The potential realizable values are based on an assumption that the stock price of the Company’s Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall market conditions, as well as the optionee’s continued employment through the vesting period. The amounts reflected in this table may not be achieved.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ending January 31, 2002, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of underlying stock options as of January 31, 2002, and the value of “in-the-money” stock options, which represents the difference between the exercise price of a stock option and the market price of the shares subject to such option on January 31, 2002.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at January 31, 2002 (#)		Value of Unexercised In-the-Money Options at January 31, 2002 ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
William T. Coleman III	100,000	1,176,725	927,155	1,962,505	7,040,373	9,190,420

Alfred S. Chuang	—	—	1,733,822	2,483,338	25,915,618	22,561,544

William M. Klein	—	—	300,100	850,000	—	3,072,000

Matthew S. Green	32,500	906,336	168,015	650,585	1,783,122	4,663,275

Sam Cece	5,332	126,861	225,545	622,839	2,989,115	4,905,761

Tod Nielsen (2)	—	—	9,597	553,418	125,817	1,997,367

(1)
Based upon the market price of $19.38 per share, which was the closing price per share of Common Stock on the Nasdaq National Market on January 30, 2002, less the option exercise price payable per share.

(2)
The underlying stock options and year-end option values reported for Mr. Nielsen are represented in part by CrossGain stock options that were converted into the Company’s stock options at a specified conversion ratio in connection with Company’s acquisition of CrossGain during fiscal 2002.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended January 31, 2002, which include the consolidated balance sheets of the Company as of January 31, 2002 and 2001, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three fiscal years for the periods ended January 31, 2002, 2001, and 2000, and the notes thereto.

Review with Management

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussion with Independent Auditors

The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Conclusion

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending January 31, 2003.

ME	MBERS OF THE AUDIT COMMITTEE

Ste	wart K.P. Gross
Ro	bert L. Joss
De	an O. Morton

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee of the Board was formed in March 1997 and consists of Carol A. Bartz and William H. Janeway. Decisions concerning the compensation of the Company’s executive officers are made by the Compensation Committee and reviewed by the full Board (excluding any interested director).

Executive Officer Compensation Programs

The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

Base Salaries.    Salaries for the Company’s executive officers are determined primarily on the basis of the executive officer’s responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company’s general financial performance. The weight given each such factor by the Compensation Committee may vary from individual to individual.

Incentive Bonuses.    The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer’s level of responsibility, individual performance, contributions to the Company’s success and the Company’s financial performance.

Stock Option Grants.    Stock options may be granted to executive officers and other employees under the Company’s stock plans. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on the Company’s long-term performance, which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. However, the Board has authority to grant options with differing vesting periods. The principal factors considered in granting stock options to executive officers of the Company include prior performance, level of responsibility, other compensation and the executive officer’s ability to influence the Company’s long-term growth and profitability. However, the Company’s stock plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

Other Compensation Plans.    The Company has adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation pension plan. Benefits under these plans are indirectly tied to the Company’s performance.

Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”) disallows a deduction by the Company for annual compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. As specified in the following section on “Chief Executive Officer Compensation,” Mr. Chuang received a bonus of $764,109 during the fiscal year ended January 31, 2002. Such bonus was awarded under a non-stockholder approved plan, and as such, constitutes non-performance based compensation along with other amounts such as Mr. Chuang’s base salary. Consequently, the Company was limited as to the deductibility of $176,609 paid to Mr. Chuang, which represents his aggregate non-performance based compensation in excess of $1.0 million. Non-performance based annual compensation has not exceeded $1.0 million for any other executive officer to date, and as such, there has been no further limitation as to the deductibility of executive officer compensation. The Compensation Committee remains aware of the IRC Section 162(m) limitations, and the available exemptions, and will continue to address the issue of deductibility when and if circumstances warrant the use of such exemptions.

Chief Executive Officer Compensation

The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. The Compensation Committee increased Mr. Chuang’s base annual salary on November 2, 2001 from $400,000 to $500,000 upon Mr. Chuang assuming the position of Chief Executive Officer. Mr. Chuang’s base salary earned for the fiscal year ended January 31, 2002 was $412,500. Mr. Chuang’s base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Chuang’s base salary was at the approximate median of the base salary range for presidents/chief executive officers of comparative companies. Mr. Chuang was granted options to purchase up to 1,750,000 shares of the Company’s Common Stock and a bonus of $764,109 for the fiscal year ended January 31, 2002.

Mr. Coleman, who served as the Company’s Chief Executive Officer through October 2001, earned a base salary of $437,500 for the fiscal year ended January 31, 2002. Mr. Coleman was granted options to purchase up to 1,300,000 shares of the Company’s Common Stock and a bonus of $246,890 for the fiscal year ended January 31, 2002.

ME	MBERS OF THE COMPENSATION COMMITTEE

Ca	rol A. Bartz
Wi	lliam H. Janeway

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of certain transactions and relationships entered into or existing during the fiscal year ended January 31, 2002 between the Company and certain affiliated parties.

Loans to Executive Officers

On September 28, 1995, Alfred S. Chuang entered into a full recourse, five-year promissory note in the original amount of $198,402, which was extended to July 31, 2002, in connection with the purchase of certain shares of Common Stock from the Company. This note was secured by the purchased shares pursuant to a security agreement entered into on the same date. The note bore interest at 7% per annum. The largest amount outstanding on this loan including accrued interest during fiscal 2002 was $290,921. The note was repaid in full in December 2001.

On September 1, 1999, the Company extended a $5.0 million unsecured line of credit to Mr. Chuang. During fiscal 2002 and as of April 30, 2002, there were no outstanding borrowings under the $5.0 million line of credit.

On September 1, 1999, the Company extended a $5.0 million unsecured line of credit to Mr. Coleman, pursuant to his employment agreement. On August 23, 2001, Mr. Coleman borrowed $5.0 million under the line of credit. The loan bears interest at 7% per annum, compounding semiannually, and is due within 90 days upon the earlier of (i) termination of employment or (ii) the Company’s stock price achieving a specified average fair market value. The unpaid balance on the loan including accrued interest at April 30, 2002 was $5,243,244. The largest amount outstanding on the loan including accrued interest during fiscal 2002 was $5,153,611.

On November 2, 2001, the Company entered into a new employment agreement with Mr. Coleman and in connection therewith issued a secured and full recourse line of credit of $25.0 million. During fiscal 2002 and as of April 30, 2002, there were no outstanding borrowings under the $25.0 million line of credit.

Certain Transactions

In January and February 2001, the Company sold a portion of its investment in WebGain, Inc., a private company, to WP Equity Partners, Inc. (“WP Equity Partners”) in exchange for two notes receivable from WP Equity Partners. WP Equity Partners is managed by Warburg Pincus, and Messrs. Janeway and Gross, both directors of the Company, are managing directors of Warburg Pincus and general partners of WP. The notes receivable from WP Equity Partners are for $68.0 million and $6.6 million, respectively, and bear interest at 7% per annum. The principal amount is due in full on January 31, 2003 and accrued interest is due on the last day of each March, June, September and December, beginning March 31, 2001. Interest income on the notes receivable from WP Equity Partners was $5.2 million for the fiscal year ended January 31, 2002.

STOCK PERFORMANCE GRAPH

The information contained in this graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The following graph compares the percentage change in the cumulative total stockholder return on the Company’s Common Stock from April 11, 1997, the date of the Company’s initial public offering, through the end of the Company’s fiscal year ended January 31, 2002, with the percentage change in the cumulative total return for the Nasdaq Stock Market (U.S.) Index, the JP Morgan H&Q Technology Index and the NASDAQ Computer & Data Processing Services Index. In March 2002, the JP Morgan H&Q Technology Index became no longer available. As a result, for comparative purposes, the Company has added the Nasdaq Stock Market (U.S.) Index, representing a broad equity market index, and continues to present the Nasdaq Computer & Data Processing Index, representing a line-of-business index. The comparison assumes an investment of $100 on April 11, 1997 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely for the 2003 annual meeting, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, between March 7, 2003 and April 7, 2003. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended (the “Exchange Act”) and intended to be presented at the Company’s 2003 annual meeting of Stockholders must be received by the Company not later than January 22, 2003 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% percent of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended January 31, 2002, all Reporting Persons complied with all applicable filing requirements, except one Form 3 filing reporting the appointment of Tod Nielsen as Chief Marketing Officer and one Form 4 reporting the sale of shares by Dean O. Morton, both of which were inadvertently filed late.

Other Matters

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to submit a proxy by telephone, Internet, or by returning the accompanying proxy card in the enclosed envelope.

FORM 10-K ANNUAL REPORT

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, BEA SYSTEMS, INC., 2315 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95131, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By	Order of the Board of Directors,

Wi	lliam T. Coleman III
Ch	airman of the Board

May 22, 2002
San Jose, California

1621-PS-02

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BEA SYSTEMS, INC.

ANNUAL MEETING OF STOCKHOLDERS
June 19, 2002

The undersigned hereby appoints William T. Coleman III and Robert F. Donohue, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BEA Systems, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 p.m., Pacific Daylight Time on Wednesday, June 19, 2002, at the Silicon Valley Conference Center, located at 2161 North First Street, San Jose, California, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BEA SYSTEMS, INC. C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735
VOTE BY INTERNET-www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to BEA Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BEASYS	PLEASE KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

BEA SYSTEMS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES LISTED BELOW AND
FOR PROPOSAL 2

Vote On Directors

	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.
1. Election of three Class II Directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate).	0	0	0
01) Carol A. Bartz, 02) Alfred S. Chuang and 03) Stewart K.P Gross

Vote On Proposals	For	Against	Abstain

2. Proposal to ratify and approve the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending January 31, 2003.	0	0	0

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Authority is hereby given to the proxies, identified on the front of this card, to vote in their discretion, upon such other business as may properly come before the Annual Meeting.

(Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer If a partnership, please sign in partnership name by authorized person.)

If you plan to attend the Annual Meeting, please mark the box to the right.                                    0

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD  PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date